EXHIBIT 10.1

                      AGREEMENT OF PROPERTY SALES CONTRACT

This is an agreement between Eugene Science (the "Seller") and Wando Seafood Distributions Co., Ltd. (The "Buyer"), regarding the sales and purchase of the Seller's factory.

ARTICLE 1  (OBJECTIVE)
The objective of this agreement is to specify terms and conditions, and rights and obligations between the Seller and the Buyer, regarding the purchase and sales of the property specified in the Article 2.

ARTICLE 2  (THE PROPERTY)
The property (The "Property") that the Seller is selling to the Buyer is as follows:
     1.   Land:  located  at  16-7  Samjeong-dong,   Ojeong-gu,   Bucheon  City,
          Gyeonggi-do, Korea
     2.   Any buildings on the land stated above

ARTICLE 3  (PURCHASE PRICE AND PAYMENT METHOD)
     1. Purchase price for the Property is six billion and nine hundred million (6,900,000,000) wons.
     2.   The Buyer will make the payment to the Seller as follows:
          -    Down  payment:  in the  amount of one  billion  and five  hundred million (1,500,000,000) wons, at the time of this contract
          -    Closing  payment:  of the  remainder of the sales  price,  in the amount of five billion and four hundred million (5,400,000,000) wons, on or before January 31, 2009
     3. The closing payment stated above is the amount of the loan drawn from Industrial Bank of Korea. the Buyer should either pay off the loan, or take over the loan from the Seller on or before January 31, 2009.

ARTICLE 4  (TRANSFER OF OWNERSHIP)
     1. The Buyer is responsible for obtaining administrative processes including all necessary sanctions, clearances, permissions and notifications regarding the purchase of the Property specified in the
          Article 2, and the Seller should provide necessary assistance.
     2. The Seller should issue all documentation required for the Buyer in order to transfer the registration of ownership for the Property, upon completion of the payment as specified in the Article 3 - clause 2.
     3. After completing the transfer of ownership for the Property, the party who is defined as the taxpayer by the local tax laws at the time of standard assessment is responsible for all property taxes regarding the Property.

ARTICLE 5 (SPECIAL CONDITIONS)
     1. The Seller maintains the rights to use the Property including the manufacturing facilities, until the Buyer completes the closing payment on January 31, 2009.
     2. In exchange of such usage in clause 1, the Seller will make monthly usage payments to the Buyer, in the amount of fifteen million (15,000,000) wons for each month, starting from the next month from this contract date until January 31, 2009. Before the IPO of the Seller, each monthly payment will be made in the following conditions:
          The Seller will make cash payment in the amount of five million (5,000,000) wons at the first day of each month, and the Seller's shares will be given to the Buyer for the remainder of the monthly payment, in the amount equivalent to ten million (10,000,000) wons, with the applicable share price is that of the Seller's public offers, at the time of the Seller's IPO. After the Seller's IPO, all monthly payment will be made in full, in the amount of fifteen


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          million (15,000,000) wons in cash at the first day of each month.

ARTICLE 6 (CLEARANCE OF INDEMNITY)
The Seller should clear all taxes and other indemnities regarding the Property before the transfer of ownership to the Buyer.

ARTICLE 7 (PROHIBITION OF TRANSFERS AND COLLATERALS)
Until the completion of the closing payment, the Buyer cannot transfer the ownership or provisional registration for the Property to a third party, or put up the Property as collateral for a loan.

ARTICLE 8 (DISPUTES)
The Seller and the Buyer should collaborate for the mutual benefits to resolve any conflicts regarding the matters that are not set in this agreement, or disputes caused by different interpretations of the terms and conditions stated herein.

Two copies of the agreement will be produced and signed by both the Seller and the Buyer, and each party will keep a copy.

Contract date:  January 16, 2004

The Seller:     Seung-kwon Noh, CEO
                Eugene Science
                16-7 Samjeong-dong, Ojeong-gu, Bucheon City, Gyeongggi-do, Korea

The Buyer:      Su-cheol Choi, CEO
                Wando Seafood Distributions Co., Ltd.
                650-1 Gunnae-ri, Wando-eup, Wando-gun, Jeonnam Province, Korea